Consent of Independent Auditors We consent to the incorporation by reference in the following Registration Statements of Prestige Consumer Healthcare Inc.: (1) Registration Statement (Form S-8 No. 333-240329) (2) Registration Statement (Form S-8 No. 333-198443) (3) Registration Statement (Form S-8 No. 333-123487) of our report dated May 5, 2026, relating to the combined financial statements of the OTC Wellness Business (A portion of certain operations of Foundation Consumer Brands, LLC) as of and for the year ended December 31, 2025 appearing in this Current Report on Form 8-K/A of Prestige Consumer Healthcare Inc. Iselin, New Jersey June 29, 2026 Exhibit 23.1